Exhibit 99.1

February 16, 2024	650 de Maisonneuve Blvd. W 7th floor Montreal QC, H3A 3T2 www.computershare.com

To: All Canadian Securities Regulatory Authorities

Subject: CANADIAN PACIFIC KANSAS CITY LIMITED

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual Meeting

Record Date for Notice of Meeting :	March 12, 2024

Record Date for Voting (if applicable) :	March 12, 2024

Beneficial Ownership Determination Date :	March 12, 2024

Meeting Date :	April 24, 2024

Meeting Location (Virtual Only) :	Access to the Online webcast at https://web.lumiagm.com/452600803

Issuer sending proxy related materials directly to NOBO:	No

Issuer paying for delivery to OBO:	Yes

Notice and Access (NAA) Requirements:

NAA for Beneficial Holders	Yes

NAA for Registered Holders	Yes

Voting Security Details:

Description	CUSIP Number	ISIN

COMMON SHARES	13646K108	CA13646K1084

Sincerely,

Computershare

Agent for CANADIAN PACIFIC KANSAS CITY LIMITED